EXHIBIT 99.1
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[NewtWave Wireless Logo]

NEXTWAVE WIRELESS INC.
                                                          12670 HIGH BLUFF DRIVE
                                                            SAN DIEGO, CA  92130


FOR IMMEDIATE RELEASE

                                                               DECEMBER 15, 2006


                 NEXTWAVE WIRELESS JOINT VENTURE WINS NATIONWIDE
                     WIRELESS BROADBAND SPECTRUM IN GERMANY
             SPECTRUM SUITABLE FOR WIMAX COVERAGE THROUGHOUT GERMANY



SAN DIEGO, CA - December 15, 2006 - Inquam Broadband Holdings Ltd., a joint venture between NextWAVE Broadband Inc., BFD Mobile Radio Partners, and Omnia Ltd. today announced it has been declared the winner of 28 Broadband Wireless Access (BWA) licenses, covering 100% of the German population, at the recently concluded BWA spectrum auction conducted by BNetzA, the German regulatory authority for telecommunications. Inquam Broadband acquired the licenses, located in the 3.5 GHz frequency band, at a cost of $23.1 million or approximately seven tenths of a cent per MHz-POP.

"We are very happy that Inquam Broadband was able to win licenses in all 28 German regions which together cover over 82.5 million people. These licenses, each of which provides 42 MHz of spectrum, are ideal for delivering next-generation, WiMAX based, wireless broadband services," said Allen Salmasi, president and chief executive officer of NextWAVE Wireless Inc. "As a global provider of enabling wireless broadband technologies and solutions, we look forward to working with our Inquam partners to introduce new and innovative wireless broadband services throughout Germany."

Inquam Broadband was formed in January 2006 for the purpose of investing in and operating wireless broadband assets in Germany. Its partners, including Omnia Holdings Ltd., which controls the Zapp(R) mobile broadband networks in Portugal and Romania, all bring substantial wireless experience to the joint venture.



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ABOUT NEXTWAVE WIRELESS INC.

NextWAVE Wireless Inc. is a wireless technology company engaged in the development of next-generation mobile broadband and wireless multimedia products, technologies, and services. Founded in 2005 and comprised of highly experienced wireless industry veterans from Intel, Microsoft, Motorola, Nokia, QUALCOMM, and Texas Instruments, NextWAVE Wireless develops WiMAX semiconductors, network component and device reference designs, and end-to-end mobile broadband solutions. Its PacketVideo subsidiary, a global provider of embedded multimedia software for mobile phones and converged devices, provides a wide range of multimedia solutions to many of the leading wireless carriers and handset manufacturers worldwide. Visit NextWAVE Wireless at www.nextwave.com.

                    NOTE REGARDING FORWARD-LOOKING STATEMENTS



This press release contains "forward-looking statements" for purposes of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that forward-looking statements will be achieved, and actual events or results could differ materially from the events or results predicted or from any other forward-looking statements made by, or on behalf of, NextWAVE, and should not be considered as an indication of future events or results. Important factors that could cause actual events or results to differ materially include: our ability to develop and commercialize mobile broadband products and technologies; consumer acceptance of WiMAX technology; our ability to enter into and maintain network partner relationships;; changes in government regulations; changes in capital requirements; and other risks described in filings with the Securities and Exchange Commission. These risks and uncertainties, as well as others, are discussed in greater detail in NextWAVE's filings with the Securities and Exchange Commission. All such documents are available through the SEC's website at www.sec.gov. NextWAVE makes no commitment to revise or update any forward-looking statements in order to reflect changes in events or circumstances after the date any such statement is made, except as may be required pursuant to applicable law.


MEDIA CONTACTS:

Roy Berger
NextWave Wireless Inc.
(203) 742-2572
rberger@nextwave.com


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